Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Form S-8 (No. 333-139356) of Global Telecom & Technology, Inc. of our report dated March 23, 2012 relating to the consolidated financial statements of Global Telecom & Technology, Inc. and Subsidiaries as of December 31, 2011 and 2010 and for the years then ended included in this Annual Report on Form 10-K of Global Telecom & Technology, Inc. for the year ended December 31, 2011.

/s/ J.H. Cohn LLP

Jericho, New York
March 23, 2012